UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 4, 2010

Date of earliest event reported: December 28, 2009

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300
Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 28, 2009, Flotek Industries, Inc. (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the Company had fallen below one of the NYSE’s continued listing standards. The Company received this notification pursuant to Rule 802.01B(I) of the NYSE Listed Company Manual because its 30-day average market capitalization and its total stockholders’ equity were both below the NYSE required $50 million threshold.

The Company has 45 days from receipt of this notice to submit a plan to the NYSE that demonstrates its ability to achieve compliance with the NYSE continued listing standards within an 18-month cure period. The Company has been in active discussions with the NYSE concerning the contents of such plan. During the submission and plan implementation process, the Company’s common stock will continue to be listed on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements.

Item 8.01	Other Events.

On December 31, 2009, the Company issued a press release regarding the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: January 4, 2010	By:	/S/ JOHN CHISHOLM
John Chisholm Interim President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 31, 2009